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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




         As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement File No. 333-75351, Form S-8 Registration Statement File No. 333-34999, Form S-8 Registration Statement File No. 333-83225, Form S-8 Registration Statement File No. 333-95569, Form S-8 Registration Statement File No. 333-60148, Form S-3 Registration Statement File No. 333-31046, Form S-3 Registration Statement File No. 333-48664, and Form S-3 Registration Statement File No. 333-61832.




                                                             ARTHUR ANDERSEN LLP

Dallas, Texas,
June 29, 2001